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                                                                   EXHIBIT 99.16

          Agreement Regarding Disclosure of Long-Term Debt Instruments

     In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Registration Statement on Form S-4 (File number 333-60355), any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreements to the Securities Exchange Commission upon request.



                                                      AIMCO PROPERTIES, L.P.

                                                      By: AIMCO-GP, Inc.
                                                          its General Partner


                                                  By: /s/  PETER KOMPANIEZ
                                                      --------------------------
                                                      Peter Kompaniez
                                                      President